UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  December 30, 1996
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                      Simpson Manufacturing Co., Inc.
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           (Exact name of registrant as specified in its charter)



          California                   0-23804              94-3196943
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 (State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)              file number)       Identification No.)



             4637 Chabot Drive, Suite 200, Pleasanton, CA 94588
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                  (Address of principal executive offices)


    (Registrant's telephone number, including area code):  (510)460-9912

Item 5. Other Events

On December 30, 1996, Simpson Strong-Tie International, Inc. ("SSTI"), a wholly owned indirect subsidiary of registrant, completed the purchase of the assets of the Builders Products Division of MiTek Industries Ltd. ("MiTek") for a price of approximately $1,000,000. The Builders Products Division of MiTek manufactures wood-to-wood, wood-to-masonry and masonry-to-masonry connectors for use in the builder merchants and wood frame manufacturing markets, including straps, hangers, wall ties, wood connectors and plasterers' products. SSTI will manufacture and market these products in the UK under the Simpson Strong-Tie name. SSTI will also supply connector products to MiTek for distribution in the UK and France under the terms of a separate supply agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Simpson Manufacturing Co., Inc.
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                                                   (Registrant)



DATE:  January 7, 1997                By  /s/ Stephen B. Lamson
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                                                 Stephen B. Lamson
                                              Chief Financial Officer